EXHIBIT 99.1

Concur Technologies Announces Fiscal 2004 First Quarter Earnings

Subscription Revenue Growth Drives Continued Profitability;

Annual Recurring Revenue Grows 22% Over Prior Quarter

REDMOND, Wash., January 28, 2004 – Concur Technologies, Inc. (NASDAQ: CNQR), the leading provider of Corporate Expense Management solutions, today reported financial results for its first quarter ended December 31, 2003.

Concur reported net income for the first quarter of fiscal 2004 of $0.6 million, or $0.02 per share, which was at the high end of the range expected by the company. This compares to a net income of $1.0 million, or $0.03 per share, for the fourth quarter of fiscal 2003, and a net loss of $13,000, or ($0.00) per share, for the first quarter of fiscal 2003. Excluding the amortization of intangible assets recorded in the first quarter of 2004, pro forma net income for the quarter was $0.9 million, or $0.02 per share. Fiscal 2004 first quarter revenues were $13.4 million, compared to $14.2 million for the fourth quarter of fiscal 2003, and to $14.6 million for the first quarter of fiscal 2003.

“As expected, our subscription business is driving the growth in our overall business,” said Steve Singh, chairman and chief executive officer for Concur Technologies. “In the first quarter, we signed contracts with large and mid-size businesses for $2.2 million in new annual recurring revenue – a 22 percent increase over the previous quarter. We are excited about this growth because it reflects the increasing demand in the marketplace for business services, an area in which we have a significant competitive advantage.”

“We provide affordable, easy to use and quick to deploy business services that solve the pain of expense report processing,” added Singh. “As evidenced by the consistent growth in annual recurring revenue, the demand for our business services continues to grow. To capitalize on this opportunity, we are increasing our investment throughout the business with a focus on sales, support and product delivery.”

Financial Highlights

•	Subscription revenue was $9.2 million for the first quarter of fiscal 2004, compared with $7.6 million for the first quarter of fiscal 2003, and compared with $8.9 million for the fourth quarter of fiscal 2003.

•	Annual recurring revenue generated during the first quarter of fiscal 2004 totaled $2.2 million compared with $1.8 million for the fourth quarter of fiscal 2003. Annual recurring revenue is the one-year value of new and incremental subscription contracts signed in the applicable quarter.

•	Cash flows from operations were $1.9 million for the first quarter of fiscal 2004, compared with $1.0 million for the first quarter of fiscal 2003, and compared with $1.2 million for the fourth quarter of fiscal 2003.

•	Cash, cash equivalents and marketable securities were $22.9 million at the end of the first quarter of fiscal 2004, compared with $15.7 million at the end of the first quarter of fiscal 2003, and compared with $21.6 million at the end of the fourth quarter of fiscal 2003.

•	Gross margin was 59% for the first quarter of fiscal 2004 compared with 57% for the first quarter of fiscal 2003, and compared with 61% for the fourth quarter of fiscal 2003.

•	Operating margin was 4% for the first quarter of fiscal 2004 compared with 0% for the first quarter of fiscal 2003, and compared with 7% for the fourth quarter of fiscal 2003.

Business Highlights

•	Concur signed more than 100 customer contracts during the first quarter of 2004.

•	Concur signed subscription contracts with new and existing customers, including Airbus North America, Certegy Inc., E&Y Secretary, Endries International Inc., Evergreen International Aviation Inc., The Linc Group, Novar Plc., Service Group of America, Smiths Medical ASD Inc., USFilter Corporation, and United Rentals.

•	Concur signed license contracts with new and existing customers, including Andrew Corporation, Hayes Lemmerz International, Newmont Australia Limited, and Tioxide Europe Limited.

•	Concur also signed more than 120 customer contracts for value-added services, including Concur Imaging Service, Concur Offline Access, and Concur Voice Access Service. Introduced in 2003, Concur Imaging Service and Concur Voice Access Service are uniquely innovative services that complement Concur’s core solution.

•	Concur continued to gain traction in its customer base with Concur Expense Version 7, securing global deployments and upgrades across the customer base. Launched in the fourth quarter of fiscal 2003, Version 7 sets a new standard for Corporate Expense Management solutions delivering expansive global, compliance and control, and business intelligence capabilities.

•	Concur’s reseller partnerships with ADP and Microsoft Business Solutions continued to build momentum for Concur’s business services model.

•	Concur’s reseller partnership with U.S. Bank, announced in the fourth quarter of fiscal 2003, began to yield immediate results in the first quarter of fiscal 2004 with the signing of two new customer contracts.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

•	Concur expects total net revenues to be between $13.0 and $14.5 million for the second quarter of fiscal 2004, and between $60.0 and $64.0 million for fiscal 2004.

•	Concur expects the gross margin to be between 56% and 62% for the second quarter of 2004, and between 61% and 64% for fiscal 2004.

•	Concur expects the operating margin to be between (8%) and 6% for the second quarter of fiscal 2004, and between 3% and 12% for fiscal 2004.

•	Concur expects earnings per share of between ($0.03) and $0.02 for the second quarter of fiscal 2004, and earnings per share of between $0.05 and $0.20 for fiscal 2004. Excluding the amortization of intangible assets expected to be recorded in fiscal 2004, pro forma earnings per share is expected to be between $0.08 and $0.23 for the year.

•	Concur expects annual recurring revenues to be between $10.0 and $12.0 million for fiscal 2004.

•	Concur expects earnings per share of between $0.25 and $0.40 for fiscal 2005. Excluding the amortization of intangible assets expected to be recorded in fiscal 2005, pro forma earnings per share is expected to be between $0.28 and $0.43 for the year.

About Concur Technologies, Inc.

Concur Technologies, Inc. (NASDAQ: CNQR) is the world’s leading provider of Corporate Expense Management solutions, servicing thousands of companies worldwide. Concur’s solutions include Concur Expense and Concur Expense Service for travel and entertainment expense management and Concur Payment for managing employee request for vendor payments. Concur also offers value-added software and services to complement its core solutions, including Concur Imaging Service, Concur Travel Integration, Concur Business Intelligence, and Concur Total Access. Concur Business Services provide rapid ROI by streamlining business processes, reducing operating costs, improving internal controls and empowering financial managers to apply greater insight into their company’s spending patterns. More information about Concur is available at www.concur.com.

# # #

All company or product names are trademarks and/or registered trademarks of their respective owner.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh and the statements in the Business Outlook section, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential delays in market adoption of our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the length of the current general economic slowdown and reduced investment in information technology by our customers; reduced business travel that may lower the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services, which makes the prediction of future operating results difficult; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company’s public filings made with the Securities and Exchange Commission (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Adair, Concur Technologies, Inc., 425-497-6439, johna@concur.com

CONCUR TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(dollars in thousands)

(Unaudited)

	December 31, 2003	September 30, 2003
ASSETS

Current assets
Cash and cash equivalents	$22,895	$21,607
Accounts receivable, net	6,401	7,862
Prepaid expenses and other current assets	2,665	2,663

Total current assets	31,961	32,132
Property and equipment, net	1,737	1,331
Restricted cash	550	550
Intangible assets	7,789	8,074
Other assets	844	886

Total assets	$42,881	$42,973

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$4,090	$4,478
Current portion of long term obligations	533	768
Current portion of deferred revenues	9,063	9,905

Total current liabilities	13,686	15,151
Long-term obligations, net of current	84	199
Long-term deferred revenues, net of current	2,340	2,015

Total liabilities	16,110	17,364

Stockholders’ equity
Common stock, $0.001 par value:
Authorized shares – 60,000,000
Issued and outstanding shares – 32,356,393 and 32,141,993 shares at December 31, 2003 and September 30, 2003, respectively	237,866	237,402
Translation adjustment	101	—
Accumulated deficit	(211,196)	(211,794)

Total stockholders’ equity	26,771	25,608

Total liabilities and stockholders’ equity	$42,881	$42,973

CONCUR TECHNOLOGIES, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended December 31,
	2003	2002
Revenues:
Subscription	$9,210	$7,612
Consulting	3,007	4,218
License	1,176	2,766

Total revenues	13,393	14,596

Expenses:
Cost of operations	5,428	6,265
Sales and marketing	3,237	3,807
Research and development	2,205	2,707
General and administrative	1,721	1,554
Amortization of intangible assets	285	285

Total operating expenses	12,876	14,618

Income (loss) from operations	517	(22)
Other income, net	81	9

Net income (loss)	$598	$(13)

Net income (loss) per share
Basic	$0.02	$(0.00)
Diluted	$0.02	$(0.00)

Weighted shares outstanding
Basic	32,232	30,435
Diluted	36,656	30,435

Pro Forma Results
Pro forma net income, which excludes amortization of intangible assets	$883	$272
Pro forma net income per share, which excludes amortization of intangible assets
Basic	$0.03	$0.01
Diluted	$0.02	$0.01
Shares used in calculation of basic and diluted net income (loss) per share
Basic	32,232	30,435
Diluted	36,656	30,435

Pro forma results for the quarters disclosed above are presented for informational purposes only and are not prepared in accordance with generally accepted accounting principles. This information presents the operating results of Concur Technologies, Inc. that exclude amortization of intangible assets relating to the acquisition of Captura Software, Inc. which totaled $0.3 million for each quarter presented.

Concur Technologies, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended December 31,
	2003	2002
Operating activities
Net income (loss)	$598	$(13)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of intangible assets	285	285
Depreciation	406	1,019
Provision for doubtful accounts and sales allowances	204	(13)
Changes in operating assets and liabilities:
Accounts receivable	1,292	(157)
Prepaid expenses, deposits, and other assets	50	(1,153)
Accounts payable	17	(490)
Accrued liabilities	(465)	(129)
Deferred revenues	(525)	1,668

Net cash provided by operating activities	1,862	1,017

Investing activities
Purchases of property and equipment	(803)	(239)
Acquisition of Captura Software, net of cash acquired	—	(415)

Net cash used in investing activities	(803)	(654)

Financing activities
Proceeds from issuance of common stock from exercise of stock options	464	108
Proceeds from borrowings	—	915
Payments on borrowings and capital leases	(342)	(776)
Increase in restricted cash balances	—	(700)

Net cash provided by (used in) financing activities	122	(453)

Effect of exchange rate changes on cash	107	—

Net increase (decrease) in cash and cash equivalents	1,288	(90)
Cash and cash equivalents at beginning of period	21,607	13,746

Cash and cash equivalents at end of period	$22,895	$13,656

CONCUR TECHNOLOGIES, INC.

Quarterly Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended
	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003
Revenues:
Subscription	$9,210	$8,863	$8,546	$8,569
Consulting	3,007	3,156	3,085	3,997
License	1,176	2,138	2,543	1,244

Total revenues	13,393	14,157	14,174	13,810

Expenses:
Cost of operations	5,428	5,481	5,536	5,932
Sales and marketing	3,237	3,468	3,654	3,620
Research and development	2,205	2,348	2,627	2,674
General and administrative	1,721	1,632	1,750	1,774
Amortization of intangible assets	285	285	285	285

Total operating expenses	12,876	13,214	13,852	14,285

Income (loss) from operations	517	943	322	(475)
Other income, net	81	61	77	46

Net income (loss)	$598	$1,004	$399	$(429)

Net income (loss) per share
Basic	$0.02	$0.03	$0.01	$(0.01)
Diluted	$0.02	$0.03	$0.01	$(0.01)

Weighted shares outstanding
Basic	32,232	32,062	31,433	30,989
Diluted	36,656	36,717	35,630	30,989

Pro Forma Results
Pro forma net income, which excludes amortization of intangible assets	$883	$1,289	$684	$(144)
Pro forma net income per share, which excludes amortization of intangible assets
Basic	$0.03	$0.04	$0.02	$(0.00)
Diluted	$0.02	$0.04	$0.02	$(0.00)
Shares used in calculation of basic and diluted net income (loss) per share
Basic	32,232	32,062	31,433	30,989
Diluted	36,656	36,717	35,630	30,989

Pro forma results for the quarters disclosed above are presented for informational purposes only and are not prepared in accordance with generally accepted accounting principles. This information presents the operating results of Concur Technologies, Inc. that exclude amortization of intangible assets relating to the acquisition of Captura Software, Inc. which totaled $0.3 million for each quarter presented.